Exhibit 4.8

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN LAZYDAYS HOLDINGS, INC.’S PROSPECTUS DATED [•], 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE ((888) 789-8409) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).

Lazydays Holdings, Inc.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE RIGHTS CERTIFICATE
Evidencing Non-transferable Rights to Purchase Shares of Common Stock of Lazydays Holdings, Inc.

Subscription Price: $6.399 per whole share of Common Stock

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., EASTERN TIME, ON NOVEMBER 14, 2023, UNLESS EXTENDED BY THE COMPANY

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.770 of a share of common stock, par value $0.01 per share (the “Common Stock”), of Lazydays Holdings, Inc., a Delaware corporation, at a subscription price (the “Subscription Price”) of $6.399 per whole share of Common Stock (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Lazydays Holdings, Inc. Rights Certificate” accompanying this Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Over-Subscription Shares”), any Rights holder that exercises its Basic Subscription Right in full (other than those Rights to acquire less than one whole share of Common Stock, which cannot be exercised) may purchase a number of Over-Subscription Shares (the “Over-Subscription Right”) pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus. The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of Common Stock in accordance with the “Instructions as to Use of Lazydays Holdings, Inc. Rights Certificate” that accompany this Rights Certificate.

The undersigned acknowledges that the number of shares of Common Stock that the undersigned may obtain by exercising its Over-Subscription Right in the Rights Offering cannot be determined until the expiration of the offering period, as described in the Prospectus.

This Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, LLC, as the subscription agent, and registered by the registrar.

Witness the signatures of the duly authorized officers of Lazydays Holdings, Inc.

Dated:

John North, Chief Executive Officer	Kelly Porter, Chief Financial Officer

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:	By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF RIGHTS

To invest and purchase shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds shares that you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to under the Basic Subscription Right or Over-Subscription Right, as applicable.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights, or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

I apply for:	shares	x	$6.399	=	$
	(no. of new shares of Common Stock)		(Subscription Price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT If you have exercised your Basic Subscription Right in full and wish to purchase additional shares of Common Stock pursuant to your Over-Subscription Right:						FORM 4-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Form 2.

I apply for:	shares	x	$6.399	=	$
	(no. of new shares of Common Stock)		(Subscription Price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $						Signature Guaranteed:
							(Name of Bank or Firm)

METHOD OF PAYMENT (CHECK ONE)		By:
(Signature of Officer)
☐	Certified Bank or Cashier’s Check upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent for Lazydays Holdings, Inc.”

☐
Wire transfer of immediately available funds directly to the following account, with reference to the Rights holder's name:

ABA/Routing number: 123000848
International/Swift code: USBKUS44IMT
Bank: U.S. Bank
800 Nicollet Mall
City/State/Country: Minneapolis, MN  55402 United States
Beneficiary Account Name: Broadridge
Account Number: 153910728465
Reference: Lazydays Rights Offer
For Further Credit Name: Lazydays Holdings Inc
For Further Credit Account Number: 153912200620

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF LAZYDAYS HOLDINGS, INC. RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE (888) 789-8409 OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).